EXHIBIT 99.1

Zoetis Reports Fourth Quarter and Full Year 2023 Results

•For Fourth Quarter 2023, Zoetis Reports Revenue of $2.2 Billion, Growing 8%, and Net Income of $525 Million, or $1.14 per Diluted Share, Increasing 14% and 15%, Respectively, on a Reported Basis
◦Delivers 8% Operational Growth in Revenue and 6% Operational Growth in Adjusted Net Income for Fourth Quarter 2023
◦Reports Adjusted Net Income of $569 Million, or Adjusted Diluted EPS of $1.24, for Fourth Quarter 2023
•For Full Year 2023, Zoetis Reports Revenue of $8.5 Billion, Growing 6%, and Net Income of $2.3 Billion, or $5.07 per Diluted Share, Increasing 11% and 13%, Respectively, on a Reported Basis
◦Delivers 7% Operational Growth in Revenue and Adjusted Net Income for Full Year 2023
◦Reports Adjusted Net Income of $2.5 Billion, or Adjusted Diluted EPS of $5.32 for Full Year 2023
•Provides Full Year 2024 Revenue Guidance of $9.075 - $9.225 Billion, with Diluted EPS of $5.34 to $5.44 on a Reported Basis, or $5.74 to $5.84 on an Adjusted Basis
◦Expects to Deliver 7% to 9% Operational Growth in Revenue

PARSIPPANY, N.J. - February 13, 2024 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the fourth quarter and full year 2023 as well as provided full year guidance for 2024.

The company reported revenue of $2.2 billion for the fourth quarter of 2023, which was an increase of 8% compared with the fourth quarter of 2022, on both a reported and operational1 basis. Net income for the fourth quarter of 2023 was $525 million, or $1.14 per diluted share, an increase of 14% and 15%, respectively, on a reported basis.

Adjusted net income2 for the fourth quarter of 2023 was $569 million, or $1.24 per diluted share, an increase of 6% and 8%, respectively, on a reported and operational basis. Adjusted net income for the fourth quarter of 2023 excludes the net impact of $44 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

For full year 2023, the company reported revenue of $8.5 billion, an increase of 6% compared with full year 2022. On an operational basis, revenue for full year 2023 increased 7%, excluding the impact of
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foreign currency. Net income for full year 2023 was $2.3 billion, or $5.07 per diluted share, an increase of 11% and 13%, respectively, on a reported basis.

Adjusted net income for full year 2023 was $2.5 billion, or $5.32 per diluted share, an increase of 7% and 9%, respectively, on a reported and operational basis. Adjusted net income for full year 2023 excludes the net impact of $113 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

EXECUTIVE COMMENTARY
“Zoetis delivered another strong performance in 2023 thanks to our diverse portfolio across markets and species and our dedicated colleagues,” said Kristin Peck, Chief Executive Officer of Zoetis. “We grew revenue 7% operationally, driven by our innovative companion animal franchises across pain, dermatology and parasiticides. We also grew our adjusted net income 7% operationally, while continuing to support investments in R&D, supply chain, and commercial excellence capabilities that will drive our next phase of growth."
"We are excited by the momentum of Librela in the U.S. and around the world as we work to build our next billion-dollar franchise. In addition to OA pain, we are well-positioned for growth in our other key franchises, including dermatology, parasiticides and diagnostics, and will continue to invest in solutions that will shape and expand the future of animal health. We are committed to continuing our track record of innovation and growing faster than the market, even during times of global uncertainty, and are guiding to full-year operational growth of 7% to 9% in revenue in 2024," said Peck.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the fourth quarter of 2023:

•Revenue in the U.S. segment was $1.211 billion, an increase of 9% compared with the fourth quarter of 2022. Sales of companion animal products increased 10%, driven by the company’s monoclonal antibody (mAb) products for osteoarthritis (OA) pain, Librela™ for dogs and Solensia® for cats, as well as the company's flea, tick and heartworm combination product for dogs, Simparica Trio®. Also contributing to growth in the quarter was the company's dermatology portfolio, including Apoquel® and Cytopoint®. Sales of livestock
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products increased 4% in the quarter. Growth in the poultry product portfolio was the result of favorable rotations back to certain medicated feed additives (MFAs) and the expanded use of Zoamix®. Sales of both swine and cattle products increased in the quarter, primarily as a result of increased supply of vaccines that were limited in the same quarter the year prior.

•Revenue in the International segment was $982 million, reflecting a 9% increase on a reported basis and an increase of 8% operationally compared with the fourth quarter of 2022. Sales of companion animal products grew 13% on a reported basis and 10% operationally. Growth in the quarter was driven by the company’s monoclonal antibody products for OA pain, Librela for dogs and Solensia for cats, as well as key dermatology products, Apoquel and Cytopoint. Also contributing to growth in the quarter were Simparica® and Simparica Trio. Sales of livestock products increased 5% on a reported basis and 7% operationally. Growth in both the company’s cattle and poultry product portfolios were driven largely by price increases across the broader international segment. The fish product portfolio grew as a result of a new vaccine launch in Norway. Sales in the sheep product portfolio declined due to unfavorable market conditions in Australia and New Zealand, while sales in the swine product portfolio decreased in China primarily due to unfavorable market conditions and a difficult comparative period versus the same quarter of the prior year.

INVESTMENTS IN GROWTH
Zoetis continues to advance innovation and care for animals across the globe. Since its last quarterly earnings announcement, Solensia (frunevetmab injection), the first injectable monoclonal antibody for the alleviation of pain associated with osteoarthritis in cats, received approval in Brazil. Additionally, Simparica Trio (sarolaner/moxidectin/pyrantel), the company’s triple combination oral parasiticide for dogs, was approved in China. The company expanded its Vetscan Imagyst™ diagnostics platform in the U.S. to include new applications for artificial intelligence (AI) urine sediment analysis for dogs and cats.

On the livestock side of the business, Zoetis received approval in Mexico for Poulvac® Procerta® HVT-IBD-ND, a part of the company’s recombinant vector vaccine portfolio for poultry, which provides early, robust protection against Marek’s, infectious bursal and Newcastle disease viruses with one dose. Poulvac Procerta HVT-IBD, which provides protection against Marek’s and infectious bursal viruses, was approved in the EU.

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Zoetis also continues to grow key product franchises through additional claim extensions in major markets. In the fourth quarter, Simparica Trio received approval in Japan for claims related to efficacy against sarcoptic and demodectic manges. Revolution® Plus (selamectin/sarolaner), the company’s topical combination product that treats ticks, fleas, ear mites, lice and gastrointestinal worms and prevents heartworm disease in cats, received approval in the U.S. for claims related to the treatment and control of lone star tick infestations, making it the only parasiticide for cats on the market to defend against four types of ticks.

FINANCIAL GUIDANCE
Zoetis is providing full year 2024 guidance, which includes:
•Revenue between $9.075 billion to $9.225 billion (operational growth of 7% to 9%)
•Reported net income between $2.468 billion to $2.513 billion
•Adjusted net income between $2.650 billion to $2.700 billion (operational growth of 9% to 11%)
•Reported diluted EPS between $5.34 to $5.44
•Adjusted diluted EPS between $5.74 to $5.84

This guidance reflects foreign exchange rates as of late January 2024. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review fourth quarter and full year 2023 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on February 13, 2024.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide – from veterinarians and pet owners to livestock farmers and ranchers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a
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difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $8.5 billion in 2023 with approximately 14,100 employees. For more information, visit www.zoetis.com.
1 Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; tax rates and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

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Media Contacts:	Investor Contacts:
Jenielle Alonso	Steve Frank
1-973-945-4333 (o)	1-973-822-7141 (o)
jenielle.alonso@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2023	2022		2023	2022
Revenue	$2,213	$2,040	8	$8,544	$8,080	6
Costs and expenses:
Cost of sales	728	653	11	2,561	2,454	4
Selling, general and administrative expenses	565	514	10	2,151	2,009	7
Research and development expenses	174	148	18	614	539	14
Amortization of intangible assets	37	35	6	149	150	(1)
Restructuring charges and certain acquisition-related costs	8	2	*	53	11	*
Interest expense	59	62	(5)	239	221	8
Other (income)/deductions–net	(8)	34	*	(159)	40	*
Income before provision for taxes on income	650	592	10	2,936	2,656	11
Provision for taxes on income	127	132	(4)	596	545	9
Net income before allocation to noncontrolling interests	523	460	14	2,340	2,111	11
Less: Net loss attributable to noncontrolling interests	(2)	(1)	*	(4)	(3)	33
Net income attributable to Zoetis	$525	$461	14	$2,344	$2,114	11

Earnings per share—basic	$1.14	$0.99	15	$5.08	$4.51	13

Earnings per share—diluted	$1.14	$0.99	15	$5.07	$4.49	13

Weighted-average shares used to calculate earnings per share
Basic	459.0	465.6		461.2	468.9
Diluted	460.1	466.8		462.3	470.4

(a)    The Condensed Consolidated Statements of Income present the three and twelve months ended December 31, 2023 and 2022. Subsidiaries operating outside the U.S. are included for the three and twelve months ended November 30, 2023 and 2022.
* Calculation not meaningful.
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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$728	$—	$—	$(1)	$727
Gross profit	1,485	—	—	1	1,486
Selling, general and administrative expenses	565	(3)	—	—	562
Research and development expenses	174	—	—	—	174
Amortization of intangible assets	37	(32)	—	—	5
Restructuring charges and certain acquisition-related costs	8	—	(1)	(7)	—
Other (income)/deductions–net	(8)	—	—	(4)	(12)
Income before provision for taxes on income	650	35	1	12	698
Provision for taxes on income	127	6	1	(3)	131
Net income attributable to Zoetis	525	29	—	15	569
Earnings per common share attributable to Zoetis–diluted	1.14	0.07	—	0.03	1.24

	Three Months Ended December 31, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$653	$(3)	$—	$—	$650
Gross profit	1,387	3	—	—	1,390
Selling, general and administrative expenses	514	(7)	—	—	507
Research and development expenses	148	(1)	—	—	147
Amortization of intangible assets	35	(29)	—	—	6
Restructuring charges and certain acquisition-related costs	2	—	(1)	(1)	—
Other (income)/deductions–net	34	—	—	(45)	(11)
Income before provision for taxes on income	592	40	1	46	679
Provision for taxes on income	132	12	—	(3)	141
Net income attributable to Zoetis	461	28	1	49	539
Earnings per common share attributable to Zoetis–diluted	0.99	0.06	—	0.10	1.15
(a)    The Condensed Consolidated Statements of Income present the three months ended December 31, 2023 and 2022. Subsidiaries operating outside the U.S. are included for the three months ended November 30, 2023 and 2022.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Twelve Months Ended December 31, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,561	$(10)	$—	$(3)	$2,548
Gross profit	5,983	10	—	3	5,996
Selling, general and administrative expenses	2,151	(21)	—	—	2,130
Research and development expenses	614	(1)	—	—	613
Amortization of intangible assets	149	(127)	—	—	22
Restructuring charges and certain acquisition-related costs	53	—	(9)	(44)	—
Other (income)/deductions–net	(159)	—	—	80	(79)
Income before provision for taxes on income	2,936	159	9	(33)	3,071
Provision for taxes on income	596	32	2	(12)	618
Net income attributable to Zoetis	2,344	127	7	(21)	2,457
Earnings per common share attributable to Zoetis–diluted	5.07	0.28	0.02	(0.05)	5.32

	Twelve Months Ended December 31, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,454	$(6)	$—	$(8)	$2,440
Gross profit	5,626	6	—	8	5,640
Selling, general and administrative expenses	2,009	(29)	—	—	1,980
Research and development expenses	539	(1)	—	—	538
Amortization of intangible assets	150	(124)	—	—	26
Restructuring charges and certain acquisition-related costs	11	—	(5)	(6)	—
Other (income)/deductions–net	40	—	—	(42)	(2)
Income before provision for taxes on income	2,656	160	5	56	2,877
Provision for taxes on income	545	40	1	(3)	583
Net income attributable to Zoetis	2,114	120	4	59	2,297
Earnings per common share attributable to Zoetis–diluted	4.49	0.26	0.01	0.12	4.88
(a)    The Condensed Consolidated Statements of Income present the twelve months ended December 31, 2023 and 2022. Subsidiaries operating outside the U.S. are included for the twelve months ended November 30, 2023 and 2022.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)
(1) Acquisition-related costs include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Transaction costs(a)	$—	$1	$4	$1
Integration costs(b)	—	—	3	4
Restructuring charges(c)	1	—	2	—
Total acquisition-related costs—pre-tax	1	1	9	5
Income taxes(d)	1	—	2	1
Total acquisition-related costs—net of tax	$—	$1	$7	$4
(a)    Transaction costs represent external costs directly related to acquiring businesses and primarily includes expenditures for banking, legal, accounting and other similar services. Included in Restructuring charges and certain acquisition-related costs.
(b)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(c)    Restructuring charges represent employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.
(2) Certain significant items include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Other restructuring charges and cost-reduction/productivity initiatives(a)	$8	$1	$44	$8
Certain asset impairment charges(b)	3	41	24	47
Net gain on sale of businesses(c)	—	—	(101)	—
Other	1	4	—	1
Total certain significant items—pre-tax	12	46	(33)	56
Income taxes(d)	(3)	(3)	(12)	(3)
Total certain significant items—net of tax	$15	$49	$(21)	$59
(a)    For the three and twelve months ended December 31, 2023, primarily represents employee termination and exit costs related to organizational structure refinements and other cost-reduction and productivity initiatives, primarily included in Restructuring charges and certain acquisition-related costs.
For the twelve months ended December 31, 2022, primarily represents employee termination and exit costs associated with cost-reduction and productivity initiatives in certain international markets, included in Restructuring charges and certain acquisition-related costs, as well as product transfer costs, included in Cost of sales.
(b)    For the twelve months ended December 31, 2023, primarily represents certain asset impairment charges related to our precision animal health and diagnostics businesses, primarily included in Other (income)/deductions–net.
For the three and twelve months ended December 31, 2022, primarily represents asset impairment charges related to customer relationships, developed technology rights and property, plant and equipment in our diagnostics, poultry, cattle and swine businesses, included in Other (income)/deductions-net.
(c)    Primarily represents a net gain on the sale of a majority interest in our pet insurance business, included in Other (income)/deductions–net.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. Income taxes in Certain significant items also includes:
•For the three and twelve months ended December 31, 2023, includes a tax expense related to changes to prior years' tax positions with regard to the one-time mandatory deemed repatriation tax under the Tax Cuts and Jobs Act. For the twelve months ended December 31, 2023, also includes a benefit from the tax loss on the divestiture of Performance Livestock Analytics.
•For the three and twelve months ended December 31, 2022, includes a tax charge related to changes in uncertain tax positions. For the twelve months ended December 31, 2022, also includes a tax charge related to changes in valuation allowances related to impairment of certain assets.
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ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$727	$650	12%	3%	9%
As a percent of revenue	32.9%	31.9%	NA	NA	NA
Adjusted SG&A expenses	562	507	11%	1%	10%
Adjusted R&D expenses	174	147	18%	1%	17%
Adjusted net income attributable to Zoetis	569	539	6%	—%	6%

	Twelve Months Ended December 31,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$2,548	$2,440	4%	(4)%	8%
As a percent of revenue	29.8%	30.2%	NA	NA	NA
Adjusted SG&A expenses	2,130	1,980	8%	(1)%	9%
Adjusted R&D expenses	613	538	14%	—%	14%
Adjusted net income attributable to Zoetis	2,457	2,297	7%	—%	7%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2024 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2024
Revenue	$9,075 to $9,225
Operational growth(a)	7% to 9%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 29.5%
Adjusted SG&A expenses(b)	$2,170 to $2,220
Adjusted R&D expenses(b)	$665 to $675
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $210
Effective tax rate on adjusted income(b)	20.0% to 21.0%
Adjusted diluted EPS(b)	$5.74 to $5.84
Adjusted net income(b)	$2,650 to $2,700
Operational growth(a)(c)	9% to 11%
Certain significant items and acquisition-related costs(d)	$70 - $75
The guidance reflects foreign exchange rates as of late January 2024.
Reconciliations of 2024 reported guidance to 2024 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 29.6%		~ (0.1%)	~ 29.5%
SG&A expenses	$2,191 to $2,241		~ $(21)	$2,170 to $2,220
R&D expenses	$666 to $676		~ $(1)	$665 to $675
Interest expense and other (income)/deductions	~ $240	~ $30		~ $270
Effective tax rate	20.0% to 21.0%			20.0% to 21.0%
Diluted EPS	$5.34 to $5.44	~ $0.16	~ $0.24	$5.74 to $5.84
Net income attributable to Zoetis	$2,468 to $2,513	$70 - $75	~ $112	$2,650 to $2,700
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,448	$1,303	11%	1%	10%
Livestock	745	710	5%	(1)%	6%
Contract Manufacturing & Human Health	20	27	(26)%	1%	(27)%
Total Revenue	$2,213	$2,040	8%	—%	8%

U.S.
Companion Animal	$941	$853	10%	—%	10%
Livestock	270	259	4%	—%	4%
Total U.S. Revenue	$1,211	$1,112	9%	—%	9%

International
Companion Animal	$507	$450	13%	3%	10%
Livestock	475	451	5%	(2)%	7%
Total International Revenue	$982	$901	9%	1%	8%

Companion Animal:
Dogs and Cats	$1,360	$1,224	11%	1%	10%
Horses	88	79	11%	—%	11%
Total Companion Animal Revenue	$1,448	$1,303	11%	1%	10%

Livestock:
Cattle	$401	$377	6%	(1)%	7%
Swine	139	138	1%	1%	—%
Poultry	127	115	10%	(3)%	13%
Fish	62	61	2%	(3)%	5%
Sheep and other	16	19	(16)%	1%	(17)%
Total Livestock Revenue	$745	$710	5%	(1)%	6%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$5,576	$5,203	7%	(1)%	8%
Livestock	2,890	2,791	4%	(2)%	6%
Contract Manufacturing & Human Health	78	86	(9)%	1%	(10)%
Total Revenue	$8,544	$8,080	6%	(1)%	7%

U.S.
Companion Animal	$3,529	$3,341	6%	—%	6%
Livestock	1,026	972	6%	—%	6%
Total U.S. Revenue	$4,555	$4,313	6%	—%	6%

International
Companion Animal	$2,047	$1,862	10%	(2)%	12%
Livestock	1,864	1,819	2%	(5)%	7%
Total International Revenue	$3,911	$3,681	6%	(3)%	9%

Companion Animal:
Dogs and Cats	$5,291	$4,939	7%	(1)%	8%
Horses	285	264	8%	(1)%	9%
Total Companion Animal Revenue	$5,576	$5,203	7%	(1)%	8%

Livestock:
Cattle	$1,503	$1,440	4%	(3)%	7%
Swine	543	565	(4)%	(2)%	(2)%
Poultry	524	476	10%	(3)%	13%
Fish	220	212	4%	(4)%	8%
Sheep and other	100	98	2%	(6)%	8%
Total Livestock Revenue	$2,890	$2,791	4%	(2)%	6%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2023	2022	Total	Foreign Exchange	Operational(a)
Total International	$982.1	$901.3	9%	1%	8%
Australia	75.0	64.2	17%	(2)%	19%
Brazil	117.2	96.2	22%	7%	15%
Canada	71.1	65.2	9%	(2)%	11%
Chile	31.4	34.8	(10)%	1%	(11)%
China	64.7	91.4	(29)%	(1)%	(28)%
France	40.5	35.1	15%	8%	7%
Germany	54.1	44.0	23%	8%	15%
Italy	33.9	25.6	32%	9%	23%
Japan	38.0	36.1	5%	(4)%	9%
Mexico	43.3	35.6	22%	14%	8%
Spain	27.3	21.3	28%	9%	19%
United Kingdom	67.9	60.3	13%	9%	4%
Other Developed	138.3	114.6	21%	4%	17%
Other Emerging	179.4	176.9	1%	(13)%	14%

	Twelve Months Ended December 31,		% Change
	2023	2022	Total	Foreign Exchange	Operational(a)
Total International	$3,911.2	$3,680.8	6%	(3)%	9%
Australia	322.7	288.7	12%	(5)%	17%
Brazil	392.7	329.5	19%	4%	15%
Canada	254.6	237.5	7%	(5)%	12%
Chile	140.2	141.1	(1)%	1%	(2)%
China	320.0	382.4	(16)%	(5)%	(11)%
France	142.4	126.1	13%	2%	11%
Germany	202.4	176.3	15%	3%	12%
Italy	120.8	111.2	9%	3%	6%
Japan	157.9	173.1	(9)%	(8)%	(1)%
Mexico	162.4	136.2	19%	13%	6%
Spain	121.6	117.8	3%	1%	2%
United Kingdom	277.0	234.5	18%	(1)%	19%
Other Developed	512.2	468.4	9%	(2)%	11%
Other Emerging	784.3	758.0	3%	(13)%	16%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,211	$1,112	9%	—%	9%
Cost of sales	255	216	18%	—%	18%
Gross profit	956	896	7%	—%	7%
Gross margin	78.9%	80.6%
Operating expenses	184	187	(2)%	—%	(2)%
Other (income)/deductions-net	6	(12)	*	*	*
U.S. Earnings	$766	$721	6%	—%	6%

International:
Revenue	$982	$901	9%	1%	8%
Cost of sales	322	274	18%	1%	17%
Gross profit	660	627	5%	—%	5%
Gross margin	67.2%	69.6%
Operating expenses	165	155	6%	1%	5%
Other (income)/deductions-net	1	2	*	*	*
International Earnings	$494	$470	5%	—%	5%

Total Reportable Segments	$1,260	$1,191	6%	—%	6%

Other business activities(c)	(142)	(109)	30%
Reconciling Items:
Corporate(d)	(320)	(302)	6%
Purchase accounting adjustments(e)	(35)	(40)	(13)%
Acquisition-related costs(f)	(1)	(1)	—%
Certain significant items(g)	(12)	(46)	(74)%
Other unallocated(h)	(100)	(101)	(1)%
Total Earnings(i)	$650	$592	10%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$4,555	$4,313	6%	—%	6%
Cost of sales	900	803	12%	—%	12%
Gross profit	3,655	3,510	4%	—%	4%
Gross margin	80.2%	81.4%
Operating expenses	786	765	3%	—%	3%
Other (income)/deductions-net	6	(18)	*	*	*
U.S. Earnings	$2,863	$2,763	4%	—%	4%

International:
Revenue	$3,911	$3,681	6%	(3)%	9%
Cost of sales	1,234	1,083	14%	(5)%	19%
Gross profit	2,677	2,598	3%	(2)%	5%
Gross margin	68.4%	70.6%
Operating expenses	638	611	4%	(4)%	8%
Other (income)/deductions-net	2	(3)	*	*	*
International Earnings	$2,037	$1,990	2%	(2)%	4%

Total Reportable Segments	$4,900	$4,753	3%	(1)%	4%

Other business activities(c)	(496)	(424)	17%
Reconciling Items:
Corporate(d)	(1,042)	(1,073)	(3)%
Purchase accounting adjustments(e)	(159)	(160)	(1)%
Acquisition-related costs(f)	(9)	(5)	80%
Certain significant items(g)	33	(56)	*
Other unallocated(h)	(291)	(379)	(23)%
Total Earnings(i)	$2,936	$2,656	11%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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